Exhibit 23




CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this registration statement (No. 33-56909) as amended through May 30, 1995 and as supplemented by the prospectus supplement dated September 30, 1996 of SBC Communications Inc.
and SBC Communications Capital Corporation of our report dated February 22, 1996, on our audits of the consolidated financial statements of Pacific Telesis Group as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in Pacific Telesis Group's 1996 Proxy Statement. We also consent to the reference to our Firm under the caption "Experts."

Our audits also included the financial statement schedule of Pacific Telesis Group listed in item 14(a) of the Form 10-K. This schedule is the responsibility of Pacific Telesis Group's managment. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC Communications Inc. Savings Plan for Salaried Employees and Savings and Security Plan (Non-Salaried Employees) (Nos. 33-38706 and 33-54309), the Stock Savings Plan, Management
Stock Savings Plan and Stock Based Savings Plan (Nos. 33-37451 and 33-54291), the SBC Communications Inc. 1992 Stock Option Plan (No. 33-49855) and the SBC Communications Inc. 1995 Management Stock Option Plan (No. 33-61715), and in the Registration Statements (Form S-3) pertaining to the SBC Communications Inc. Dividend Reinvestment Plan (Nos. 2-99261, 33-49893 and 333-08979) and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the related Prospectuses of our report dated February 22, 1996, with respect to the aforementioned consolidated financial statements and financial statement schedule incorporated therein by reference.




                            Coopers & Lybrand L.L.P.


San Francisco, California




September 30, 1996